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                                                                    Exhibit 23.1

                      CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1995 Stock Option Plan, the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan of IntraBiotics Pharmaceuticals, Inc. of our report dated January 14, 2000, with respect to the financial statements on IntraBiotics Pharmaceuticals, Inc. included in the Company's Registration Statement (Form S-1 no. 333-95461) filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP



Palo Alto, California
June 26, 2000